Exhibit 99.1

MSCI Reports Financial Results for Second Quarter and Six Months 2023

NEW YORK--(BUSINESS WIRE)--July 25, 2023--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2023 (“second quarter 2023”) and six months ended June 30, 2023 (“six months 2023”).

Financial and Operational Highlights for Second Quarter 2023
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2022 (“second quarter 2022”) and Run Rate percentage changes are relative to June 30, 2022).

  Operating revenues of $621.2 million, up 12.6%; Organic operating revenue growth of 12.8%
  Recurring subscription revenues up 12.0%; Asset-based fees up 4.5%
  Operating margin of 55.7%; Adjusted EBITDA margin of 60.7%
  Diluted EPS of $3.09, up 19.3%; Adjusted EPS of $3.26, up 17.3%
  Organic recurring subscription Run Rate growth of 11.3%; Retention Rate of 95.5%
  In second quarter 2023 and through trade date of July 24, 2023, a total of $458.7 million or 979,623 shares were repurchased at an average repurchase price of $468.26
  Approximately $109.6 million in dividends were paid to shareholders in second quarter 2023; Cash dividend of $1.38 per share declared by MSCI Board of Directors for third quarter 2023
	Three Months Ended			Six Months Ended
In thousands, except per share data (unaudited)	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change

Operating revenues	$621,157	$551,806	12.6%	$1,213,375	$1,111,751	9.1%
Operating income	$345,953	$300,381	15.2%	$660,555	$589,359	12.1%
Operating margin %	55.7%	54.4%		54.4%	53.0%

Net income	$246,825	$210,587	17.2%	$485,553	$439,010	10.6%

Diluted EPS	$3.09	$2.59	19.3%	$6.05	$5.37	12.7%
Adjusted EPS	$3.26	$2.78	17.3%	$6.40	$5.76	11.1%

Adjusted EBITDA	$377,306	$331,144	13.9%	$722,035	$649,688	11.1%
Adjusted EBITDA margin %	60.7%	60.0%		59.5%	58.4%

“MSCI delivered another solid performance in a fluid market environment, posting 17.3% Adjusted EPS growth, 11.3% organic subscription Run Rate growth and a retention rate of 95.5%. We achieved record second-quarter sales results for Index and near-record net new sales results in Analytics, along with 70.4% Climate Run Rate growth across our product lines,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We continue to benefit from our globally diversified and integrated franchise, along with our rigorous financial and capital management. Amid market turmoil, MSCI can be nimble and flexible in adjusting our expenses while still investing in key growth areas. As we capture new opportunities, we remain firmly committed to financial discipline and high profitability,” Fernandez added.

Second Quarter Consolidated Results

Operating Revenues: Operating revenues were $621.2 million, up 12.6%. Organic operating revenue growth was 12.8%. The $69.4 million increase was comprised of $48.6 million in higher recurring subscription revenues and $14.9 million in higher non-recurring revenues, as well as a $5.9 million increase in asset-based fees.

Run Rate and Retention Rate: Total Run Rate at June 30, 2023 was $2,449.8 million, up 10.7%. Recurring subscription Run Rate increased by $199.3 million, and asset-based fees Run Rate increased by $37.3 million. Organic recurring subscription Run Rate growth was 11.3%. Retention Rate of 95.5% in second quarter 2023 was flat compared to second quarter 2022.

Expenses: Total operating expenses were $275.2 million, up 9.5%. Adjusted EBITDA expenses were $243.9 million, up 10.5%, primarily reflecting higher compensation, incentive compensation and benefits costs related to continued investments to support growth. The increase also reflected higher non-compensation costs, primarily relating to information technology and marketing costs. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 9.6% and 10.7%, respectively.

Operating Income: Operating income was $346.0 million, up 15.2%. Operating income margin in second quarter 2023 was 55.7%, compared to 54.4% in second quarter 2022.

Headcount: As of June 30, 2023, headcount was 4,980 employees, with approximately 34% and approximately 66% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $38.8 million, down 3.9% primarily driven by higher interest income reflecting higher yields and higher cash balances, partially offset by higher interest expense due to higher average outstanding debt balances and the impact of foreign currency exchange rate fluctuations.

Income Taxes: The effective tax rate was 19.6% in second quarter 2023 compared to 19.0% in second quarter 2022. The increase was primarily related to the increase in the statutory tax rate in the U.K.

Net Income: As a result of the factors described above, net income was $246.8 million, up 17.2%.

Adjusted EBITDA: Adjusted EBITDA was $377.3 million, up 13.9%. Adjusted EBITDA margin in second quarter 2023 was 60.7%, compared to 60.0% in second quarter 2022.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$200,714	$179,711	11.7%	$397,392	$354,209	12.2%
Asset-based fees	138,162	132,216	4.5%	271,288	277,269	(2.2)%
Non-recurring	23,440	9,022	159.8%	33,018	20,230	63.2%
Total operating revenues	362,316	320,949	12.9%	701,698	651,708	7.7%
Adjusted EBITDA expenses	85,246	75,779	12.5%	170,946	160,663	6.4%
Adjusted EBITDA	$277,070	$245,170	13.0%	$530,752	$491,045	8.1%
Adjusted EBITDA margin %	76.5%	76.4%		75.6%	75.3%

Index operating revenues were $362.3 million, up 12.9%. The $41.4 million increase was driven by $21.0 million in higher recurring subscription revenues, $14.5 million in higher non-recurring revenues and $5.9 million in higher asset-based fees.

Growth in recurring subscription revenues was primarily driven by strong growth from both market-cap weighted and factor, ESG and climate Index products. Growth in non-recurring revenues was primarily driven by one-time license fees related to prior periods, as well as non-recurring licensed data products.

The increase in revenues attributable to asset-based fees primarily reflected an increase in revenues from ETFs linked to MSCI equity indexes, mainly driven by an increase in average AUM. Increase in revenues from non-ETF indexed funds linked to MSCI indexes also contributed to the increase in revenues, mainly driven by an increase in average basis point fees, partially offset by a decrease in average AUM. The increase in revenues attributable to asset-based fees was partially offset by a decrease in revenues from exchange traded futures and options contracts linked to MSCI indexes, driven by exchange fees and volume decreases.

Index Run Rate as of June 30, 2023, was $1.4 billion, up 9.9%. The $124.0 million increase was comprised of a $86.7 million increase in recurring subscription Run Rate and a $37.3 million increase in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by strong growth from market cap-weighted products, custom Index products and special packages, and factor, ESG and climate products. The increase reflected growth across all regions and client segments. The increase in asset-based fees Run Rate primarily reflected higher AUM in ETFs linked to MSCI equity indexes, partially offset by lower AUM in non-ETF indexed funds linked to MSCI indexes and lower exchange traded futures and options volume.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$147,504	$139,497	5.7%	$292,007	$277,296	5.3%
Non-recurring	2,377	2,187	8.7%	4,944	4,185	18.1%
Total operating revenues	149,881	141,684	5.8%	296,951	281,481	5.5%
Adjusted EBITDA expenses	84,732	78,723	7.6%	171,022	167,631	2.0%
Adjusted EBITDA	$65,149	$62,961	3.5%	$125,929	$113,850	10.6%
Adjusted EBITDA margin %	43.5%	44.4%		42.4%	40.4%

Analytics operating revenues were $149.9 million, up 5.8%. The $8.2 million increase was primarily driven by growth from recurring subscriptions related to both Equity Analytics and Multi-Asset Class products. Excluding the impact of foreign currency exchange rate fluctuations, Analytics operating revenue growth was 6.0%.

Analytics Run Rate as of June 30, 2023, was $631.2 million, up 6.6%. The increase of $39.2 million was driven by strong growth in Equity Analytics products as well as growth in Multi-Asset Class products, and reflected growth across all regions. Excluding the impact of foreign currency exchange rate fluctuations, Analytics Run Rate growth was 6.3%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$70,047	$54,037	29.6%	$135,779	$104,609	29.8%
Non-recurring	1,172	1,091	7.4%	2,498	2,548	(2.0)%
Total operating revenues	71,219	55,128	29.2%	138,277	107,157	29.0%
Adjusted EBITDA expenses	48,421	40,796	18.7%	97,603	80,733	20.9%
Adjusted EBITDA	$22,798	$14,332	59.1%	$40,674	$26,424	53.9%
Adjusted EBITDA margin %	32.0%	26.0%		29.4%	24.7%

ESG and Climate operating revenues were $71.2 million, up 29.2%. The $16.1 million increase was primarily driven by strong growth from recurring subscriptions related to Ratings, Climate and Screening products. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate operating revenue growth was 29.3%.

ESG and Climate Run Rate as of June 30, 2023, was $291.8 million, up 26.2%. The $60.6 million increase primarily reflects strong growth from Ratings, Climate and Screening products with contributions across all regions and client segments. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate Run Rate growth was 24.1%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$37,427	$33,804	10.7%	$75,761	$70,695	7.2%
Non-recurring	314	241	30.3%	688	710	(3.1)%
Total operating revenues	37,741	34,045	10.9%	76,449	71,405	7.1%
Adjusted EBITDA expenses	25,452	25,364	0.3%	51,769	53,036	(2.4)%
Adjusted EBITDA	$12,289	$8,681	41.6%	$24,680	$18,369	34.4%
Adjusted EBITDA margin %	32.6%	25.5%		32.3%	25.7%

All Other – Private Assets operating revenues, which reflect the Real Assets operating segment, were $37.7 million, up 10.9%, primarily driven by growth from recurring subscriptions related to growth from Index Intel, Performance Insights and RCA products, partially offset by unfavorable foreign currency exchange rate fluctuations. Excluding the impact of foreign currency exchange rate fluctuations, All Other – Private Assets operating revenue growth was 11.9%.

All Other – Private Assets Run Rate, which reflects the Real Assets operating segment, was $150.6 million as of June 30, 2023, up 9.3%, driven by growth in the RCA, Index Intel and Performance Insights products. Excluding the impact of foreign currency exchange rate fluctuations, All Other – Private Assets Run Rate growth was 8.8%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $792.3 million as of June 30, 2023. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of June 30, 2023, were $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 4.9x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.2x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $26.5 million, and cash provided by operating activities increased by 37.2% to $291.8 million, primarily reflecting higher cash collections from customers, partially offset by higher income tax payments and higher payments for interest expense. Free cash flow for second quarter 2023 was up 37.1% to $265.3 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 79.9 million in second quarter 2023, down 1.7% year-over-year. Total share repurchases during the quarter were $440.8 million or 941,360 shares at an average repurchase price of $468.31. Total shares outstanding as of June 30, 2023 were 79.1 million. A total of approximately $0.8 billion remains on the outstanding share repurchase authorization as of trade date of July 24, 2023.

Dividends: Approximately $109.6 million in dividends were paid to shareholders in second quarter 2023. On July 24, 2023, the MSCI Board of Directors declared a cash dividend of $1.38 per share for third quarter 2023, payable on August 31, 2023, to shareholders of record as of the close of trading on August 11, 2023.

Full-Year 2023 Guidance

MSCI’s guidance for the year ending December 31, 2023 (“Full-Year 2023”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2023	Prior Guidance for Full-Year 2023
Operating Expense	$1,090 to $1,130 million	$1,090 to $1,130 million
Adjusted EBITDA Expense	$965 to $995 million	$965 to $995 million
Interest Expense (including amortization of financing fees)(1)	$185 to $187 million	$184 to $187 million
Depreciation & Amortization Expense	$125 to $135 million	$125 to $135 million
Effective Tax Rate	17.0% to 20.0%	17.0% to 20.0%
Capital Expenditures	$80 to $90 million	$75 to $85 million
Net Cash Provided by Operating Activities	$1,145 to $1,195 million	$1,145 to $1,195 million
Free Cash Flow	$1,060 to $1,120 million	$1,060 to $1,120 million

The guidance provided above assumes, among other things, that MSCI maintains its current debt levels.

(1) A portion of our annual interest expense is from our variable rate Term Loan A facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) can cause our annual interest expense on the Term Loan A facility to vary.

Conference Call Information

MSCI’s senior management will review the second quarter 2023 results on Tuesday, July 25, 2023 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations, or via telephone, dial 1-800-715-9871 conference ID 3458987 within the United States. International callers may dial 1-646-307-1963 conference ID 3458987. The teleconference will also be webcast with an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2023 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 10, 2023 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its Investor Relations homepage, Corporate Responsibility homepage and corporate Twitter account (@MSCI_Inc) as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain non-recurring acquisition-related integration and transaction costs and the impact related to gain from changes in ownership interest of investees.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands, except per share data	2023	2022	Change	2023	2022	Change
Operating revenues	$621,157	$551,806	12.6%	$1,213,375	$1,111,751	9.1%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	110,066	100,768	9.2%	218,713	203,539	7.5%
Selling and marketing	67,988	61,073	11.3%	134,463	127,126	5.8%
Research and development	30,140	23,916	26.0%	61,463	52,238	17.7%
General and administrative	35,657	36,724	(2.9)%	76,701	82,291	(6.8)%
Amortization of intangible assets	26,154	22,179	17.9%	50,821	43,899	15.8%
Depreciation and amortization of property,
equipment and leasehold improvements	5,199	6,765	(23.1)%	10,659	13,299	(19.9)%
Total operating expenses(1)	275,204	251,425	9.5%	552,820	522,392	5.8%

Operating income	345,953	300,381	15.2%	660,555	589,359	12.1%

Interest income	(10,403)	(924)	n/m	(20,765)	(1,222)	n/m
Interest expense	46,617	41,085	13.5%	92,823	81,799	13.5%
Other expense (income)	2,581	188	n/m	4,967	(193)	n/m
Other expense (income), net	38,795	40,349	(3.9)%	77,025	80,384	(4.2)%

Income before provision for income taxes	307,158	260,032	18.1%	583,530	508,975	14.6%

Provision for income taxes	60,333	49,445	22.0%	97,977	69,965	40.0%
Net income	$246,825	$210,587	17.2%	$485,553	$439,010	10.6%

Earnings per basic common share	$3.10	$2.60	19.2%	$6.08	$5.40	12.6%

Earnings per diluted common share	$3.09	$2.59	19.3%	$6.05	$5.37	12.7%

Weighted average shares outstanding used
in computing earnings per share:

Basic	79,592	80,923	(1.6)%	79,815	81,255	(1.8)%
Diluted	79,905	81,295	(1.7)%	80,193	81,789	(2.0)%

(1) Includes stock-based compensation expense of $16.0 million and $11.2 million for the three months ended June 30, 2023 and June 30, 2022, respectively. Includes stock-based compensation expense of $37.6 million and $33.4 million for the six months ended June 30, 2023 and June 30, 2022, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	June 30,	December 31,
In thousands	2023	2022
Cash and cash equivalents (1)	$792,329	$993,564
Accounts receivable, net of allowances	$612,885	$663,236

Current deferred revenue	$909,623	$882,886
Current portion of long-term debt (2)	$8,717	$8,713
Long-term debt(3)	$4,501,119	$4,503,233

(1) Includes restricted cash of $3.9 million at June 30, 2023 and $0.4 million at December 31, 2022.

(2) Consists of gross current portion of long-term debt, net of deferred financing fees. Gross current portion of long-term debt was $8.8 million at June 30, 2023 and $8.8 million at December 31, 2022.

(3) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,534.7 million at June 30, 2023 and $4,539.1 million at December 31, 2022.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Net cash provided by operating activities	$291,804	$212,689	37.2%	$555,945	$456,873	21.7%
Net cash used in investing activities	(26,668)	(19,103)	(39.6)%	(48,430)	(34,413)	(40.7)%
Net cash (used in) provided by financing activities	(553,759)	(16,819)	n/m	(712,052)	(982,936)	27.6%
Effect of exchange rate changes	344	(13,782)	102.5%	3,302	(18,673)	117.7%
Net (decrease) increase in cash, cash equivalents and restricted cash	$(288,279)	$162,985	(276.9)%	$(201,235)	$(579,149)	65.3%

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$200,714	$179,711	11.7%	$397,392	$354,209	12.2%
Asset-based fees	138,162	132,216	4.5%	271,288	277,269	(2.2)%
Non-recurring	23,440	9,022	159.8%	33,018	20,230	63.2%
Total operating revenues	362,316	320,949	12.9%	701,698	651,708	7.7%
Adjusted EBITDA expenses	85,246	75,779	12.5%	170,946	160,663	6.4%
Adjusted EBITDA	$277,070	$245,170	13.0%	$530,752	$491,045	8.1%
Adjusted EBITDA margin %	76.5%	76.4%		75.6%	75.3%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$147,504	$139,497	5.7%	$292,007	$277,296	5.3%
Non-recurring	2,377	2,187	8.7%	4,944	4,185	18.1%
Total operating revenues	149,881	141,684	5.8%	296,951	281,481	5.5%
Adjusted EBITDA expenses	84,732	78,723	7.6%	171,022	167,631	2.0%
Adjusted EBITDA	$65,149	$62,961	3.5%	$125,929	$113,850	10.6%
Adjusted EBITDA margin %	43.5%	44.4%		42.4%	40.4%

ESG and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$70,047	$54,037	29.6%	$135,779	$104,609	29.8%
Non-recurring	1,172	1,091	7.4%	2,498	2,548	(2.0)%
Total operating revenues	71,219	55,128	29.2%	138,277	107,157	29.0%
Adjusted EBITDA expenses	48,421	40,796	18.7%	97,603	80,733	20.9%
Adjusted EBITDA	$22,798	$14,332	59.1%	$40,674	$26,424	53.9%
Adjusted EBITDA margin %	32.0%	26.0%		29.4%	24.7%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$37,427	$33,804	10.7%	$75,761	$70,695	7.2%
Non-recurring	314	241	30.3%	688	710	(3.1)%
Total operating revenues	37,741	34,045	10.9%	76,449	71,405	7.1%
Adjusted EBITDA expenses	25,452	25,364	0.3%	51,769	53,036	(2.4)%
Adjusted EBITDA	$12,289	$8,681	41.6%	$24,680	$18,369	34.4%
Adjusted EBITDA margin %	32.6%	25.5%		32.3%	25.7%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$455,692	$407,049	12.0%	$900,939	$806,809	11.7%
Asset-based fees	138,162	132,216	4.5%	271,288	277,269	(2.2)%
Non-recurring	27,303	12,541	117.7%	41,148	27,673	48.7%
Operating revenues total	621,157	551,806	12.6%	1,213,375	1,111,751	9.1%
Adjusted EBITDA expenses	243,851	220,662	10.5%	491,340	462,063	6.3%
Adjusted EBITDA	$377,306	$331,144	13.9%	$722,035	$649,688	11.1%
Operating margin %	55.7%	54.4%		54.4%	53.0%
Adjusted EBITDA margin %	60.7%	60.0%		59.5%	58.4%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2023	2022	2023	2022
Index
New recurring subscription sales	$31,088	$27,946	$56,178	$50,363
Subscription cancellations	(8,133)	(7,161)	(15,215)	(13,081)
Net new recurring subscription sales	$22,955	$20,785	$40,963	$37,282
Non-recurring sales	$26,904	$14,267	$39,686	$27,982
Total gross sales	$57,992	$42,213	$95,864	$78,345
Total Index net sales	$49,859	$35,052	$80,649	$65,264

Index Retention Rate	95.8%	95.9%	96.1%	96.2%

Analytics
New recurring subscription sales	$18,290	$18,754	$31,964	$32,823
Subscription cancellations	(7,368)	(8,366)	(16,551)	(16,494)
Net new recurring subscription sales	$10,922	$10,388	$15,413	$16,329
Non-recurring sales	$4,158	$2,418	$5,528	$5,907
Total gross sales	$22,448	$21,172	$37,492	$38,730
Total Analytics net sales	$15,080	$12,806	$20,941	$22,236

Analytics Retention Rate	95.2%	94.3%	94.6%	94.4%

ESG and Climate
New recurring subscription sales	$13,887	$22,205	$26,373	$41,347
Subscription cancellations	(2,057)	(1,369)	(4,692)	(2,012)
Net new recurring subscription sales	$11,830	$20,836	$21,681	$39,335
Non-recurring sales	$1,315	$870	$2,534	$2,178
Total gross sales	$15,202	$23,075	$28,907	$43,525
Total ESG and Climate net sales	$13,145	$21,706	$24,215	$41,513

ESG and Climate Retention Rate	96.9%	97.3%	96.5%	98.0%

All Other - Private Assets
New recurring subscription sales	$4,815	$5,713	$9,958	$11,272
Subscription cancellations	(2,625)	(1,358)	(5,481)	(3,336)
Net new recurring subscription sales	$2,190	$4,355	$4,477	$7,936
Non-recurring sales	$594	$455	$807	$607
Total gross sales	$5,409	$6,168	$10,765	$11,879
Total All Other - Private Assets net sales	$2,784	$4,810	$5,284	$8,543

All Other - Private Assets Retention Rate	92.8%	96.0%	92.5%	95.1%

Consolidated
New recurring subscription sales	$68,080	$74,618	$124,473	$135,805
Subscription cancellations	(20,183)	(18,254)	(41,939)	(34,923)
Net new recurring subscription sales	$47,897	$56,364	$82,534	$100,882
Non-recurring sales	$32,971	$18,010	$48,555	$36,674
Total gross sales	$101,051	$92,628	$173,028	$172,479
Total net sales	$80,868	$74,374	$131,089	$137,556

Total Retention Rate	95.5%	95.5%	95.4%	95.7%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Six Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,	June 30,
In billions	2022	2022	2022	2023	2023	2022	2023
Beginning Period AUM in ETFs linked to	$1,389.3	$1,189.5	$1,081.2	$1,222.9	$1,305.4	$1,451.6	$1,222.9
MSCI equity indexes
Market Appreciation/(Depreciation)	(207.3)	(105.7)	118.8	75.1	48.4	(297.0)	123.5
Cash Inflows	7.5	(2.6)	22.9	7.4	18.7	34.9	26.1
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,189.5	$1,081.2	$1,222.9	$1,305.4	$1,372.5	$1,189.5	$1,372.5

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,285.4	$1,208.9	$1,182.1	$1,287.5	$1,333.8	$1,338.9	$1,310.7

Period-End Basis Point Fee(3)	2.52	2.52	2.54	2.53	2.52	2.52	2.52

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	June 30,	June 30,	%
In thousands	2023	2022	Change
Index
Recurring subscriptions	$818,780	$732,081	11.8%
Asset-based fees	557,414	520,092	7.2%
Index Run Rate	1,376,194	1,252,173	9.9%

Analytics Run Rate	631,218	592,043	6.6%

ESG and Climate Run Rate	291,802	231,222	26.2%

All Other - Private Assets Run Rate	150,587	137,713	9.3%

Total Run Rate	$2,449,801	$2,213,151	10.7%

Total recurring subscriptions	$1,892,387	$1,693,059	11.8%
Total asset-based fees	557,414	520,092	7.2%
Total Run Rate	$2,449,801	$2,213,151	10.7%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2023	2022	2023	2022
Net income	$246,825	$210,587	$485,553	$439,010
Provision for income taxes	60,333	49,445	97,977	69,965
Other expense (income), net	38,795	40,349	77,025	80,384
Operating income	345,953	300,381	660,555	589,359
Amortization of intangible assets	26,154	22,179	50,821	43,899
Depreciation and amortization of property,
equipment and leasehold improvements	5,199	6,765	10,659	13,299
Acquisition-related integration and transaction costs(1)	—	1,819	—	3,131
Consolidated adjusted EBITDA	$377,306	$331,144	$722,035	$649,688

Index adjusted EBITDA	$277,070	$245,170	$530,752	$491,045
Analytics adjusted EBITDA	65,149	62,961	125,929	113,850
ESG and Climate adjusted EBITDA	22,798	14,332	40,674	26,424
All Other - Private Assets adjusted EBITDA	12,289	8,681	24,680	18,369
Consolidated adjusted EBITDA	$377,306	$331,144	$722,035	$649,688

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2023	2022	2023	2022
Net income	$246,825	$210,587	$485,553	$439,010
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	16,825	16,854	33,634	33,753
Plus: Acquisition-related integration and transaction costs(1)	—	1,907	—	3,292
Less: Gain from changes in ownership interest of investees	—	—	(447)	—
Less: Income tax effect	(3,357)	(3,586)	(5,553)	(5,093)
Adjusted net income	$260,293	$225,762	$513,187	$470,962

Diluted EPS	$3.09	$2.59	$6.05	$5.37
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.21	0.21	0.42	0.41
Plus: Acquisition-related integration and transaction costs(1)	—	0.02	—	0.04
Less: Gain from changes in ownership interest of investees	—	—	(0.01)	—
Less: Income tax effect	(0.04)	(0.04)	(0.06)	(0.06)
Adjusted EPS	$3.26	$2.78	$6.40	$5.76

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2023
In thousands	2023	2022	2023	2022	Guidance (1)
Total operating expenses	$275,204	$251,425	$552,820	$522,392	$1,090,000 - $1,130,000
Amortization of intangible assets	26,154	22,179	50,821	43,899
Depreciation and amortization of property,
equipment and leasehold improvements	5,199	6,765	10,659	13,299	$125,000 - $135,000
Acquisition-related integration and transaction costs(2)	—	1,819	—	3,131
Consolidated adjusted EBITDA expenses	$243,851	$220,662	$491,340	$462,063	$965,000 - $995,000

Index adjusted EBITDA expenses	$85,246	$75,779	$170,946	$160,663
Analytics adjusted EBITDA expenses	84,732	78,723	171,022	167,631
ESG and Climate adjusted EBITDA expenses	48,421	40,796	97,603	80,733
All Other - Private Assets adjusted EBITDA expenses	25,452	25,364	51,769	53,036
Consolidated adjusted EBITDA expenses	$243,851	$220,662	$491,340	$462,063	$965,000 - $995,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2023
In thousands	2023	2022	2023	2022	Guidance (1)
Net cash provided by operating activities	$291,804	$212,689	$555,945	$456,873	$1,145,000 - $1,195,000
Capital expenditures	(9,153)	(3,483)	(15,378)	(4,737)
Capitalized software development costs	(17,312)	(15,615)	(32,663)	(29,699)
Capex	(26,465)	(19,098)	(48,041)	(34,436)	($80,000 - $90,000)
Free cash flow	$265,339	$193,591	$507,904	$422,437	$1,060,000 - $1,120,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Second Quarter 2023 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

Comparison of the Three Months Ended June 30, 2023 and 2022
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.9%	11.7%	4.5%	159.8%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.1%	0.2%	— %	— %
Organic operating revenue growth	13.0%	11.9%	4.5%	159.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.8%	5.7%	— %	8.7%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.2%	0.3%	— %	(0.8) %
Organic operating revenue growth	6.0%	6.0%	— %	7.9%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	29.2%	29.6%	— %	7.4%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.1%	0.2%	— %	(0.6) %
Organic operating revenue growth	29.3%	29.8%	— %	6.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.9%	10.7%	— %	30.3%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	1.0%	1.1%	— %	(0.8) %
Organic operating revenue growth	11.9%	11.8%	— %	29.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.6%	12.0%	4.5%	117.7%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	— %	(0.2) %
Organic operating revenue growth	12.8%	12.2%	4.5%	117.5%

Table 14: Six Months 2023 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

Comparison of the Six Months Ended June 30, 2023 and 2022
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.7%	12.2%	(2.2) %	63.2%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.2%	0.3%	0.1%	— %
Organic operating revenue growth	7.9%	12.5%	(2.1) %	63.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.5%	5.3%	— %	18.1%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.5%	0.5%	— %	0.9%
Organic operating revenue growth	6.0%	5.8%	— %	19.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	29.0%	29.8%	— %	(2.0) %
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	4.4%	4.4%	— %	1.1%
Organic operating revenue growth	33.4%	34.2%	— %	(0.9) %

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.1%	7.2%	— %	(3.1) %
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	2.8%	2.8%	— %	0.6%
Organic operating revenue growth	9.9%	10.0%	— %	(2.5) %

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.1%	11.7%	(2.2) %	48.7%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.9%	1.1%	0.1%	0.3%
Organic operating revenue growth	10.0%	12.8%	(2.1) %	49.0%

Contacts

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh + 1 917 825 7111

Media Inquiries
PR@msci.com
Sam Wang +1 212 804 5244
Melanie Blanco +1 212 981 1049
Tina Tan + 852 2844 9320